Exhibit 10.2

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made this 29th day of February, 2012 by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Borrower”), and BUNGE N.A. HOLDINGS, INC., a Delaware corporation (the “Holder”).

WITNESSETH

WHEREAS, the Borrower is the maker of a promissory note dated August 26, 2009, in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the “Note”); and

WHEREAS, the parties desire to amend the Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
AMENDMENTS

1.1           Definitions.  The Note is hereby amended to replace the definition of Revolving Credit Period as defined within the Note with the definition set forth below:

Revolving Credit Period shall mean the period commencing on the date of this Note and ending August 31, 2014.

ARTICLE II
MISCELLANEOUS

2.1           Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower and the Holder have executed this Amendment as of the day and year first above written.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Name:	Brian T. Cahill
Title:	President/CEO

BUNGE N.A. HOLDINGS, INC.

By:	/s/ Todd A. Bastean
Name:	Todd A. Bastean
Title:	Vice President